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                                                                       Exhibit 5

                       Squire, Sanders & Dempsey L.L.P.
                                4900 Key Tower
                               127 Public Square
                          Cleveland, Ohio 44114-1304


                                October 3, 2000



OM Group, Inc.
3800 Terminal Tower
Cleveland, Ohio 44113-2204

                                 Re:  Registration Statement on Form S-8
                                      ----------------------------------

Gentlemen:

          Reference is made to your Registration Statement on Form S-8 filed with the Securities and Exchange Commission on October 3, 2000 with respect to 2,000,000 shares of common stock, $.01 par value ("Common Stock"), of OM Group, Inc. to be offered pursuant to the OM Group, Inc. 1998 Long-Term Incentive Compensation Plan (the "Plan"). We are familiar with the Plan, and we have examined such documents and certificates and considered such matters of law as we deemed necessary for the purpose of this opinion.

          Based upon the foregoing, we are of the opinion that the Common Stock to be offered pursuant to the Plan, when issued in accordance with the provisions of the Plan, will be validly issued, fully paid and nonassessable.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                         Respectfully submitted,

                                         /s/ Squire, Sanders & Dempsey L.L.P.